 Mining Claim Purchase Option Agreement

This Mining Claim Purchase Option Agreement ("Agreement") is made and entered into by and between Rubicon Resources Inc., a Nevada corporation ("Rubicon"), and J-Pacific Gold Inc., formerly known as Claimstaker Resources Ltd., a British Columbia corporation ("Claimstaker").

Recitals

A. Rubicon owns the unpatented mining claims situated in Eureka County, Nevada, more particularly described as:

Claim Name Book/Page BLM NMC Nos. GT 1-66 249/189-254 680268-680333 GT 67-80 271/440-453 702491-702504 GT 81-90 319/137-146 789943-789952

B. Rubicon and Claimstaker are parties to the Letter Agreement dated August 20, 1996, as amended by the letter dated December 8, 1997, in accordance with which Rubicon agreed to sell and Claimstaker agreed to buy the unpatented mining claims.

C. Claimstaker has performed its obligations in accordance with the Letter Agreement and the parties desire to formalize the terms and conditions of the purchase and sale of the unpatented mining claims in accordance with the terms of the Letter Agreement. The Letter Agreement is superseded by this Agreement.

Now, therefore, in consideration of their mutual covenants and promises, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions.

a. "Agreement" means this Mining Claim Purchase Option Agreement, including all amendments and modifications, and all schedules and exhibits (each individually an "Exhibit" and collectively the "Exhibits") attached to and by this reference incorporated in this Agreement.

b. "Claimstaker" means J-Pacific Gold Inc., formerly known as Claimstaker Resources Ltd., a corporation organized under the laws of the Province of British Columbia, and its successors and assigns.

c. "Closing" means the delivery of documents and other items to be delivered by the parties, the exchange of consideration, and the consummation of the transactions contemplated under this Agreement.

d. "Closing Date" means the date on which the Closing shall occur.

e. "Deed" means the Deed With Reservation of Net Smelter Returns Royalty to be executed and delivered by Rubicon in accordance with Section 4 of this Agreement.

f. "Dollar" and "$" means United States currency.

g. "Effective Date" means the date this Agreement has been executed by both parties.

h. "Escrow Instructions" means the Mining Claim Purchase Option Agreement Escrow Instructions to be executed and delivered by the parties in accordance with this Agreement.

i. "Letter Agreement" means the letter agreement signed by Rubicon and Claimstaker dated August 20, 1996, as amended by the letter signed by Rubicon and Claimstaker dated December 8, 1997.

j. "Option" means the option to purchase the Property granted by Rubicon to Claimstaker under this Agreement.

k. "Property" means collectively Rubicon's rights in the unpatented mining claims which are subject to this Agreement, including all amendments and relocations of the unpatented mining claims and any other ownership interests, rights or tenures appurtenant to the unpatented mining claims or to which the unpatented mining claims are converted in the event of the amendment or repeal of the general mining law, as amended.

l. "Purchase Price" means the price to be paid by Claimstaker for its purchase of the Property.

m. "Royalty" means the production royalty reserved by Rubicon in accordance with the terms of the Deed.

n. "Royalty Option" means the option to purchase a portion of the Royalty granted by Rubicon to Claimstaker in accordance with Section 5.

o. "Rubicon" means Rubicon Resources Inc., a Nevada corporation, and its successors and assigns.

p. "Shares" means the shares of the common capital stock of Claimstaker.

2. Option to Purchase. Subject to all the terms and conditions of this Agreement and for the consideration described in this Agreement, Rubicon grants to Claimstaker the option to purchase the Property and agrees to sell the Property to Claimstaker, subject to Rubicon's reservation to itself of the Royalty. The Purchase Price shall consist of the cash payments described in Section 3.1 and the stock payments described in Section 3.2. Rubicon acknowledges that Claimstaker has notified Rubicon that Claimstaker has elected to exercise the Option.

3. Payments.

a. Cash Payments. Rubicon acknowledges that Claimstaker has paid to Rubicon the following payments:

(1) The sum of $5,000.00 payable in accordance with Section 2 of the Letter Agreement.

(2) The sum of $5,000.00 payable in accordance with Section 3 of the Letter Agreement.

(3) The sum of $5,000.00 and 53,300 Shares payable in accordance with Section 4 of the Letter Agreement, as amended.

(4) The sums of $ 10,000.00 payable on December 15,1999, and December 15, 2000, in accordance with Section 5 of the Letter Agreement.

b. Stock Payments. Rubicon acknowledges that Claimstaker has caused to be issued and delivered to Rubicon one hundred thousand (100,000) shares of the common capital stock of Claimstaker Resources Ltd., a British Columbia corporation, in accordance with Sections 4 (as amended), 6 and 7 of the Letter Agreement.

c. Minimum Payments. Claimstaker shall pay to Rubicon the sum of $ 10,000.00 on December 15, 2001, and on a like date of each subsequent year in accordance with the terms of the Deed.

d. Maintenance of Mining Claims. Rubicon acknowledges that Claimstaker has paid the federal annual mining claim maintenance fees payable on or before August 31,1996, and each subsequent federal annual mining claim maintenance fee payment deadline, and that Claimstaker has recorded and paid the fees for recording the affidavits of payment and notices of intent to hold the mining claims in accordance with Nevada law.

4. Closing. On execution of this Agreement, Rubicon and Claimstaker shall execute and deliver the following: (a) the Deed With Reservation of Net Smelter Returns Royalty in the form marked as Exhibit A attached to this Agreement; and (b) such other written assurances as are reasonably required for the purpose of the Closing and the sale and purchase of the Property. The Closing shall occur promptly following the parties' execution of this Agreement, but in no case more than ten (10) business days after the Effective Date. Claimstaker shall pay all recording fees and real property transfer taxes, if any, for the recording of the Deed and the filing of a notice of transfer in the Nevada State Office of the Bureau of Land Management. On the Closing, Claimstaker shall acquire and own the Property, subject to Rubicon's rights and Claimstaker's obligations under the Deed.

5. Royalty Option. Subject to all of the terms and conditions of this Agreement and for the consideration described in this Agreement, Rubicon grants to Claimstaker the option to purchase an absolute two percent (2%) of the three percent (3%) Royalty. The purchase price for each absolute one percent (I %) of the Royalty shall be $ 1,000,000.00. If Claimstaker elects to exercise the Royalty Option, in whole or in part, it shall do so in accordance with the terms of the Deed. If Claimstaker exercises the Royalty Option, the percentage rate of the Royalty shall be reduced by an absolute I% or 2%, as applicable.

6. Rubicon's Covenants, Representations and Warranties. Rubicon represents and warrants to and in favor of Claimstaker as of the Effective Date and as of the Closing Date, and covenants, as follows:

a. Authority. Rubicon has full power, legal right and authority to enter into this Agreement and the instruments which it is obligated to execute and deliver in accordance with the terms of this Agreement and to do all such acts and things as are required to be done, observed or performed by Rubicon in accordance with this Agreement.

b. Valid Authorization of this Agreement. Rubicon has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the instruments which it is obligated to execute and deliver in accordance with this Agreement and to observe and perform the provisions of this Agreement and any such instrument to which it is a party in accordance with its terms.

c. Validity of Agreement and Non-Conflict. Except as described in this Section, none of the authorization, creation, execution, delivery of this Agreement or any of the instruments which Rubicon is obligated to execute and deliver in accordance with this Agreement requires Rubicon to obtain any approval or consent of any governmental agency or authority having jurisdiction of Rubicon, nor is it in conflict with or contravention of, as applicable, the provisions of any material indenture, instrument, agreement or under-taking to which Rubicon is a party or by which it or any of its respective properties or assets are bound, including, without limitation, the Property. This Agreement and each instrument executed and delivered by Rubicon constitutes a valid and legally binding obligation of Rubicon and, when executed and delivered, of the instruments which Rubicon is obligated to execute and deliver in accordance with this Agreement will constitute valid and legally binding obligations of Rubicon, enforceable against it in accordance with their respective terms, except to the extent that the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or events relating to or affecting creditors' rights generally.

d. Title.

(1) With respect to the unpatented mining claims comprising all or a portion of the Property, Rubicon represents and warrants that: (a) effective as of August 20, 1996, the claims were properly located in accordance with applicable Federal and state laws and regulations; (b) effective as of August 20, 1996, all assessment work and mining claim rental or maintenance fee payment requirements for the claims have been performed or paid and all filings and recordings of proof of performance or payment have been made properly; (c) effective the Effective Date the claims are in good standing and Rubicon has good title to and owns the entire undivided legal and equitable interest in the claims, subject to the paramount title of the United States; and (d) effective the Effective Date Rubicon has good right and full power to convey the interests described in this Agreement.

(2) Rubicon's title to the Property is free and clear of all liens, claims and encumbrances created by, through or under Rubicon.

e. Rubicon Not a Foreign Person. Rubicon is not a "foreign person" as defined under Section 1445(f) of the Internal Revenue Code of 1954, as amended.

7. Claimstaker's Covenants, Representations and Warranties. To induce Rubicon to enter this Agreement, Claimstaker represents and warrants to and in favor of Rubicon as of the Effective Date and as of the Closing Date, and covenants, as follows:

a. Authority. Claimstaker has full power, legal right and authority to enter into this Agreement and the instruments which it is obligated to execute and deliver in accordance with the terms of this Agreement and to do all such acts and things as are required to be done, observed or performed by Claimstaker in accordance with this Agreement.

b. Valid Authorization of this Agreement. Claimstaker has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the instruments which it is obligated to execute and deliver in accordance with this Agreement and to observe and perform the provisions of this Agreement and any such instrument to which it is a party in accordance with its terms.

c. Validity of Agreement and Non-Conflict. Except as described in this Section, none of the authorization, creation, execution, delivery of this Agreement or any of the instruments which Claimstaker is obligated to execute and deliver in accordance with this Agreement requires Claimstaker to obtain any approval or consent of any governmental agency or authority having jurisdiction of Claimstaker, nor is it in conflict with or contravention of, as applicable, the provisions of any material indenture, instrument, agreement or undertaking to which Claimstaker is a party or by which it or any of its respective properties or assets are bound, including, without limitation, the Property. This Agreement and each instrument executed and delivered by Claimstaker constitutes a valid and legally binding obligation of Claimstaker and, when executed and delivered, of the instruments which Claimstaker is obligated to execute and deliver in accordance with this Agreement will constitute valid and legally binding obligations of Claimstaker, enforceable against it in accordance with their respective terms, except to the extent that the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws or events relating to or affecting creditors' rights generally.

8. Default. In the event of default by Claimstaker or any of Claimstaker's successors and assigns, Rubicon shall have the remedies and rights described in this Section which shall be incorporated in the Deed.

a. Default of Minimum Payments. In the event of any default or failure by Claimstaker to pay the minimum payments prescribed in Section 3.3, Rubicon shall be entitled to give Claimstaker written notice of the default, specifying details of the same. If the parties do not execute a written extension of the time for payment of the minimum payment or the default is not remedied within thirty (30) days after receipt of the notice, Rubicon may terminate Claimstaker's rights in the Property and compel delivery of the Deed deposited in escrow by Claimstaker. If the parties execute a written extension of the time for payment, Claimstaker shall pay interest at the prime interest rate of Wells Fargo Bank N.A., San Francisco, California, or its successor, plus two percent (2%) from the due date of the minimum payment until payment is made in accordance with the written extension. If Wells Fargo Bank N.A., San Francisco, or its successor, dissolves or no longer exists, the prime rate shall be that established by the largest commercial bank having an office in San Francisco, California.

b. Other Defaults. In the event of any default or failure by Claimstaker to comply with any of the covenants, terms or conditions of this Agreement, Rubicon shall be entitled to give Claimstaker written notice of the default, specifying details of the same. If such default is not remedied within thirty (30) days after receipt of the notice, provided the same can reasonably be done within that time, or, if not, if Claimstaker has not within that time commenced action to cure the same or does not after such commencement diligently prosecute such action to completion, Rubicon may terminate this Agreement by delivering notice to Claimstaker of Rubicon's termination of this Agreement. Termination shall not be based on a default or on a failure to remedy the same which results from any cause beyond the reasonable control of Claimstaker, including, without limitation, force majeure. If Claimstaker contests an), alleged default, Claimstaker may give written notice of such contest to Rubicon during the period allowed for Claimstaker's cure of any alleged default. If Claimstaker notifies Rubicon of Claimstaker's contest of the alleged default, Rubicon shall have no right to deliver notice of termination or to terminate this Agreement until such time as a court of competent jurisdiction enters a decree or order that Claimstaker is in fact in default under this Agreement and the times for amendment, appeals and review of the decree or order have expired. If a court of competent jurisdiction enters a decree or order that Claimstaker is in fact in default under this Agreement, Claimstaker shall have thirty (30) days after entry of the decree or order and expiration of all times for amendment, appeal and review of the decree or order during which to commence action to cure the default as determined by the court of competent jurisdiction.'

c. Default in Maintenance of Property. If during the term of this Agreement or following the Closing Claimstaker fails to maintain the status of the Property as prescribed in the Deed, in addition to the other remedies provided in this Section 8, Rubicon shall have all remedies and rights in equity or at law against Claimstaker.

9. Escrow Instructions. The parties shall execute and deliver the Mining Claim Purchase Option Agreement Escrow Instructions in the form marked as Exhibit B attached to and by this reference incorporated in this Agreement.

10. Confidentiality. The data and information, including the terms of this Agreement, coming into the possession of Rubicon or Claimstaker by virtue of this Agreement, shall be deemed confidential and shall not be disclosed to outside third parties except as may be required to publicly record or protect title to the Property or to publicly announce and disclose information under the laws and regulations of Canada or the United States or any provincial, state or local government or any country, or under the rules arid regulations of any stock exchange on which stock of any party, or the parent or affiliates of any party, is listed. Each of the parties agrees, with respect to any public announcements or disclosures so required, including the announcement of the execution of this Agreement, if any, to inform the other party of the content of the announcement or disclosure in advance of its intention to make such announcement or disclosure in sufficient time to permit the other party to jointly or simultaneously make a similar public announcement or disclosure if the other party so desires. Nothing in this Agreement shall limit or restrict the right of either party to provide, deliver or release to parent companies, companies with a common parent, subsidiary companies, affiliated or related companies and/or co-venturers the data and information, including the terms of this Agreement, coming into the possession of such party by virtue of this Agreement.

11. Notices. Any notices required or authorized to be given by this Agreement shall be in written form. Any notices required -or authorized to be given by this Agreement may be sent by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other parties in accordance with this paragraph. Any notice required or authorized to be given by this Agreement shall be deemed to have been sufficiently given or served in written form if mailed as provided herein, personally delivered to the proper party, or sent by telex, telegraph, telecopier or other means of electronic transmission, and actually received by such party. Such notice shall be effective on the date of receipt by the addressee party.

If to Rubicon: Rubicon Resources Inc. PO Box 4940 Sparks, Nevada 89432 If to Claimstaker: J-Pacific Gold Inc. Suite 1440 1166 Alberni Street Vancouver, BC, Canada V6E 3Z3

12. Binding Effect of Obligations. This Agreement shall be binding upon and inure to the benefit of the respective parties, and their personal representatives, successors and assigns.

13. Whole Agreement. The parties agree that the whole agreement between them is written in this Agreement and in a memorandum agreement of even date which is intended to be recorded, and that memorandum of agreement together with this Agreement shall constitute the entire contract between the parties. There are no terms or conditions, express or implied, other than in this Agreement. This Agreement may be amended or modified only by an instrument in writing, signed by the parties with the same formality as this Agreement.

14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Nevada.

15. Jurisdiction and Venue. The parties submit to the jurisdiction of the district courts of the State of Nevada and agree that any action concerning the construction or enforcement of any rights or obligations under this Agreement shall be commenced and maintained in the Second Judicial District Court of the State of Nevada, Reno, Washoe County, Nevada.

16. Multiple Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same Agreement.

17. Severability. If any part, term or provision of this Agreement is held by the Courts to be illegal or in conflict with any law of the United States or any state, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

18. Assignment. Either party may assign its interest in this Agreement, provided that the assigning party shall notify the other party of the assignment. On the Closing, Claimstaker may cause title to the Property to be conveyed to Golden Trend Resources Inc., a Nevada corporation, which is the wholly-owned subsidiary of Claimstaker, provided, however, that no such assignment shall relieve Claimstaker of its obligations under this Agreement and Golden Trend Resources Inc. shall assume and perform all of Claimstaker's obligations under the Deed.

The parties have executed this Agreement effective on the Effective Date.

Recorded at the request of and when recorded return to: Golden Trend Resources Inc. c/o Thomas P. Erwin & Thompson LLP P.O. Box 40817 Reno, Nevada 89504

Deed With Reservation of Net Smelter Returns Royalty

This Deed With Reservation of Net Smelter Returns Royalty (this "Deed") is made and entered into by and between Rubicon Resources Inc., a Nevada corporation ("Grantor"), and Golden Trend Resources Inc., a Nevada corporation ("Grantee").

Recitals

A. Grantor and J-Pacific Gold Inc., formerly known as Claimstaker Resources Ltd., a British Columbia corporation ("Claimstaker"), are parties to that certain Mining Claim Purchase Option Agreement pursuant to which Grantor granted to Claimstaker the option to purchase the Property, as defined in this Deed.

B. Claimstaker has exercised its option to purchase the Property and the parties desire that Grantor convey, grant and transfer title to the Property to Grantee, which is Claimstaker's wholly owned subsidiary, subject to the Royalty and the rights and obligations of the parties under this Deed.

Now, therefore, in consideration of their mutual covenants and promises, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Definitions. The following terms shall have the meanings defined below.

1.1 "Dollar" and "$" means United States currency.

1.2 "Grantee" means Golden Trend Resources Inc., a Nevada corporation, and its successors and assigns.

1.3 "Grantor" means Rubicon Resources Inc., a Nevada corporation, and its successors and assigns.

1.4 "Net Smelter Returns" shall have the meaning prescribed in Exhibit A attached to and by this reference incorporated in this Deed.

1.5 " Property" means collectively Grantor's rights in the unpatented mining claims which are subject to this Deed, including all amendments and relocations of the unpatented mining claims and any other ownership interests, rights or tenures appurtenant to the unpatented mining claims or to which the unpatented mining claims are converted in the event of the amendment or repeal of the general mining law, as amended. The unpatented mining claims which constitute the Property and which are conveyed by this Deed are situated in Eureka County, Nevada, and are described as follows:

Claim Name Book/Page BLM NMC Nos. GT 1-66 249/189-254 680268-680333 GT 67-80 271/440-453 702491-702504 GT 81-90 319/137-146 789943-789952

1.6 "Royalty" means the production royalty reserved by and payable to Rubicon in accordance with the terms of this Deed.

1.7 "Royalty Option" means the option to purchase a portion of the Royalty granted by Grantor to Grantee.

2. Conveyance of Property. For and in consideration of Grantee's payment to Grantor of the sum of Ten Dollars ($ 10.00) United States currency, and other good and valuable consideration, the receipt and sufficiency of which Grantor acknowledges, Grantor assigns, conveys, grants, bargains and sells the Property to Grantee, and Grantee's successors and assigns, forever, subject to the reservation by and to Grantor of the Royalty.

3. Reservation of Royalty. Grantor grants, reserves and retains to itself, and Grantor's successors and assigns forever, and Grantee is covenanted and obligated to pay to Grantor, and Grantor's successors and assigns, a production royalty of three percent (3%) of the Net Smelter Returns from the production of minerals and mineral ores which are extracted or mined on, in or under the Property. The Net Smelter Returns production royalty shall be calculated, determined and paid to Grantor and Grantee shall perform the obligations described in Exhibit A attached to and by this reference incorporated in this Deed. The Net Smelter Returns production royalty reserved to Grantor under this Deed shall burden and run with the Property, including any amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining claims which comprise all or part of the Property, Grantee covenants to and shall execute, deliver and record in the Office of the Recorder of Eureka County, Nevada, an instrument by which Grantee grants to Grantor the Net Smelter Returns production royalty and subjects the amended, converted or relocated unpatented mining claims and the patented claims, if applicable, to all of the burdens, conditions, obligations and terms of this Deed. The following provisions shall apply in the calculation and payment of the Royalty.

3.1 Minimum Advance Royalty Payments. Beginning on December 15, 200 1, and on the like day of each subsequent year during which Grantee holds title to the Property, Grantee shall pay to Grantor the sum of Ten Thousand Dollars ($ 10,000.00) as a minimum advance royalty payment. The minimum annual royalty payments paid by Grantee to Grantor in accordance with the parties' Mining Claim Purchase Option Agreement and this Deed shall be credited cumulatively to Grantee's account and against Grantee's Royalty obligations under this Deed.

3.2 Audit. At Grantor's expense, Grantor or its authorized agents shall have a right to audit and inspect Grantee's accounts and records used in calculating the Royalty payments, which right may be exercised as to each payment at any reasonable time during a period of two (2) years from the date on which the payment was made by Grantee. If no such audit is performed during such period, such accounts, records and payments shall be conclusively deemed to be true, accurate and correct.

3.3 Production Records. Grantee shall keep accurate records of the sale or shipment of minerals and mineral products from the Property, and these records shall be available for inspection by Grantor, at Grantor's expense, at reasonable times subject to the provisions of this Deed regarding accounts, inspection, records and payments.

4. Lesser Interest. If Grantor owns an interest in the Property which is less than the entire and undivided estate in the Property, the Royalty shall be reduced proportionately in accordance with the nature and extent of Grantor's interest so that the Royalty shall be paid to Grantor only in the proportion that Grantor's interest bears to the entire and undivided estate in the Property or the portion of the Property from which minerals or mineral materials are produced.

5. Royalty Option. Subject to all of the terms and conditions of this Deed and for the consideration described in this Deed, Grantor grants to Grantee the option to purchase an absolute two percent (2%) of the three percent (3%) Royalty. The purchase price for each absolute one percent (I %) of the Royalty shall be $ 1,000,000.00. If Grantee elects to exercise the Royalty Option, in whole or in part, it shall do so in accordance with the following terms. If Grantee elects to exercise the Royalty Option, Grantee must give written notice of its election. On Grantee's delivery of the notice, Grantor and Grantee shall make diligent efforts to close the purchase and sale of the Royalty, or part of the Royalty, as applicable, within ten (10) business days after Grantee's delivery of the notice. Grantor shall execute and deliver to Grantee a conveyance of the Royalty, or part of the Royalty, as applicable, in form acceptable for recording and consistent with the terms of this Deed, and such other written assurances as are reasonably required for Grantee's closing of the Royalty Option and purchase of the Royalty. Grantee shall deliver payment of the purchase price for purchase of the Royalty by certified funds or wire transfer to an account designated by Grantor. Grantee shall pay all recording fees and real property transfer taxes, if any, for the recording of the instrument necessary to convey title to the Royalty. On closing of the Royalty Option, Grantor's Royalty shall be reduced by an absolute one percent (I %) or two percent (2%), as applicable, in accordance with Grantee's exercise of the Royalty Option (for example, if Grantee exercises the Royalty Option as to an absolute I%, the Royalty percentage rate shall be reduced from 3% to 2%). Until the closing of the Royalty Option, Grantee shall pay to Grantor the Royalty for minerals and mineral products produced before the closing at the Royalty percentage rate applicable before the closing of the Royalty Option.

6. Compliance with Laws. All mineral exploration, mineral development, mining and mineral processing performed by Grantee on the Property shall conform with the applicable laws and regulations of the State of Nevada and the United States of America. Grantee shall be fully responsible for compliance with all applicable federal, state and local reclamation statutes, regulations and ordinances relating to such work, all at Grantee's cost, and Grantee shall indemnify, defend and hold Grantor harmless from any and all claims, assessments, fines and actions arising from Grantee's failure to perform the foregoing obligations.

7. Indemnity. Grantee shall defend, indemnify and save harmless Grantor, its successors and assigns, of and from any and all I liability whatsoever for any claims, actions or damages, including court costs and attorney's fees, in any way arising from or relating to Grantee's occupation, ownership and use of the Property, or its operations on or in the Property. The Grantee's defense, indemnification and hold harmless obligations shall extend to and include any and all claims, actions or damages arising from or relating to federal, state or local laws, regulations or ordinances concerning the preservation of the environment or reclamation of the Property, including the Comprehensive Environmental Response, Compensation and Liability Act, and the Resource Conservation and Recovery Act.

8. Inspection. At Grantor's expense and on Grantor's advance request and notice to Grantee, Grantor or Grantor's duly authorized representatives shall be permitted to enter on the Property and Grantee's workings at reasonable times for the purpose of inspection, but they shall enter on the Property at their own risk and in such a manner as not to unreasonably delay, hinder, or interfere with the operations of Grantee. Grantor shall defend, indemnify and hold Grantee harmless from any and all damages, claims or demands arising from injury to Grantor, Grantor's agents or representatives or any third party, on the Property or on any access to the Property arising from or relating to Grantor's entry and inspection.

9. Maintenance of Mining Claims.

9.1 Annual Assessment Work. Beginning with the annual assessment work year of September 1, 2002, to September 1, 2003, and for each subsequent annual assessment work year during which Grantee holds title to the Property, Grantee shall perform work of a type customarily deemed applicable as assessment work and of sufficient value to satisfy the annual assessment work requirements, if any, of all applicable federal, state and local laws, regulations and ordinances, and shall prepare evidence of the same in form proper for recordation and filing, and shall timely record and/or file such evidence in the appropriate federal, state and local office as required by applicable federal, state and local laws, regulations and ordinances, provided that if Grantor terminates Grantee's rights and interest in the Property in accordance with this Deed or if Grantee elects to surrender all of the unpatented mining claims which are part of the Property more than ninety (90) days before expiration of the annual assessment year, Grantee shall have no further obligation to perform annual assessment work nor to prepare, record and/or file evidence of the same with respect to all of the unpatented mining claims or the surrendered unpatented mining claims, as the case may be, for the then current or any subsequent annual assessment year.

9.2 Mining Claim Maintenance Fees. If under applicable federal laws and regulations federal annual mining claim maintenance or rental fees are required to be paid for the unpatented mining claims which constitute all or part of the Property, beginning with the annual assessment work year of September 1, 2002, to September 1, 2003, Grantee shall properly pay the federal annual mining claim maintenance or rental fees not less than sixty (60) days before the deadline established under applicable federal laws and regulations. Grantee shall deliver to Grantor proof of Grantee's proper payment of the federal annual mining claim maintenance fees not less than forty-five (45) days before the payment deadline. Grantee shall execute and record or file, as applicable, proof of payment of the federal annual mining claim maintenance or rental fees and of Grantee's intention to hold the Property not less than sixty (60) days before the deadline for such recording or filing prescribed by Nevada law. Grantee shall deliver to Grantor proof of Grantee's recording not less than forty-five (45) days before the deadline for the recording prescribed under Nevada law. If Grantor terminates Grantee's rights and interest in the Property in accordance with the terms of this Deed or Grantee elects to surrender to Grantor all of the unpatented mining claims which are part of the Property not less than ninety (90) days before the deadline for payment of the federal annual mining claim maintenance fees prescribed under federal law, Grantee shall have no further obligation to pay the fees or to record or file proof of payment of the fees with respect to the then current or any subsequent annual assessment year for any of the unpatented mining claims. If Grantee defaults in its obligations under this Section to timely pay the federal annual mining claim maintenance fees, Grantor shall have the right to deliver notice of Grantee's default and to terminate Grantee's rights under this Deed, in which case Grantor shall have the right to instruct the escrow agent to deliver the reconveyance deed executed and deposited by Grantee in escrow. If Grantee defaults in its obligations under this Section or otherwise fails to maintain the status of the Property, in addition to the remedies prescribed in this Deed, Grantor shall have all remedies and rights in equity or at law against Grantee.

10. Default. If Grantee defaults in its obligations under this Deed, Grantor shall have the following remedies and rights.

10.1 Default of Minimum Payments. In the event of any default or failure by Grantee to pay the minimum payments prescribed in Section 3. 1, Grantor shall be entitled to give Grantee written notice of the default, specifying details of the same. If the parties do not execute a written extension of the time for payment of the minimum payment or the default is not remedied within thirty (30) days after receipt of the notice, Grantor may terminate Grantee's rights in the Property and compel delivery of the Deed deposited in escrow by Grantee. If the parties execute a written extension of the time for payment, Grantee shall pay interest at the prime interest rate of Wells Fargo Bank N.A., San Francisco, California, plus two percent (2%) from the due date of the minimum payment until payment is made in accordance with the written extension. If Wells Fargo Bank N.A., San Francisco, or its successor, dissolves or no longer exists, the prime rate shall be that established by the largest commercial bank having an office in San Francisco, California.

10.2 Other Defaults. Except as otherwise expressly provided in this Deed, in the event of any default or failure by Grantee to comply with any of the covenants, terms or conditions of this Deed, Grantor shall be entitled to give Grantee written notice of the default, specifying details of the same. If such default is not remedied within thirty (30) days after receipt of the notice, provided the same can reasonably be done within that time, or, if not, if Grantee has not within that time commenced action to cure the same or does not after such commencement diligently prosecute such action to completion, Grantor may terminate this Deed by delivering notice to Grantee of Grantor's termination of this Deed. Termination shall not be based on a default or on a failure to remedy the same which results from any cause beyond the reasonable control of Grantee, including, without limitation, force majeure. If Grantee contests any alleged default, Grantee may give written notice of such contest to Grantor during the period allowed for Grantee's cure of any alleged default. If Grantee notifies Grantor of Grantee's contest of the alleged default, Grantor shall have no right to deliver notice of termination or to terminate this Deed until such time as a court of competent jurisdiction enters a decree or order that Grantee is in fact in default under this Deed and the times for amendment, appeal and review of the decree or order have expired. If a court of competent jurisdiction enters a decree or order that Grantee is in fact in default under this Deed, Grantee shall have thirty (30) days after entry of the decree or order and expiration of all times for amendment, appeal and review of the decree or order during which to commence action to cure the default as determined by the court of competent jurisdiction.'

10.3 Default in Maintenance of Property. If Grantee fails to timely pay the federal annual mining claim maintenance fees in accordance with Section 9, in addition to the other remedies provided in Section 9 and Section 10, Grantor shall have all remedies and rights in equity or at law against Grantee.

11. Reconveyance or Surrender of Mining Claims. If Grantor terminates Grantee's rights in the Property in accordance with this Deed or if Grantee elects to surrender all of the unpatented mining claims which constitute the Property, Grantee shall promptly execute and deliver to Grantor a deed of Grantee's right, title and interest in and to all of the mining claims which constitute the Property, free and clear of any adverse claim, encumbrance or lien against Grantor's title to the Property. Grantee shall have no right to surrender less than all of the unpatented mining claims which constitute the Property except on the parties' mutual agreement. Grantor shall have the right to cause the holder of any deed executed by Grantee to Grantor and deposited in escrow to be delivered to Grantor in accordance with the terms of the parties' escrow instructions.

12. Data. Upon termination of Grantee's rights in the Property or Grantee's surrender to Grantor of all of the unpatented mining claims which constitute the Property, Grantee shall deliver to Grantor copies of all analyses, drill logs, maps, reports and any other data regarding the Property and any cuttings or cores from the Property in Grantee's possession at the time of such termination or surrender which before such termination or surrender have not been delivered to Grantor. Grantee agrees that it will within thirty (30) days of such termination or surrender deliver the data and other items to Grantor. Grantee shall have no liability on account of any such information received or acted on by Grantor or any other party to whom Grantor delivers such information.

13. Governing Law and Forum Selection. This Deed shall be construed and enforced in accordance with the laws of the State of Nevada. The parties submit to the jurisdiction of the state courts within and the United States District Court for the district and division in which the Property is situated, and waive any objections to the jurisdiction of such courts and venue of any actions or proceedings in such courts arising from or relating to this Deed.

14. Severability. If any part, term or provision of this Deed is held by a court of competent jurisdiction to be illegal or in conflict with any law of the United States or any state, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be invalid.

15. Assignment. No change in ownership of Grantor's interest in the Royalty shall affect Grantee's obligations under this Deed unless and until Grantor delivers and Grantee receives certified copies of instruments recorded or other documents necessary to demonstrate the change in ownership of Grantor's interest. No other type of notice, whether actual or constructive, shall be binding on Grantee. Until Grantee receives Grantor's notice and the documents required to be delivered under this Section, Grantee may continue to make all payments under this Deed as if the transfer of Grantor's ownership interest had not occurred. No division of Grantor's ownership as to all or any part of the Property shall enlarge Grantee's obligations or diminish Grantee's rights under this Deed, and Grantee may disregard any such division.

Grantor and Grantee have executed this Deed effective

Exhibit A to Deed With Reservation of Net Smelter Returns Royalty Between Rubicon Resources Inc., a Nevada corporation ("Recipient") and Golden Trend Resources Inc., a Nevada corporation ("Payor")

Net Smelter Returns Provisions

Recipient: Rubicon Resources Inc. Payor: Golden Trend Resources Inc.

Net Smelter Returns Provisions

1. Definitions. Terms defined in the Deed With Reservation of Net Smelter Returns Royalty to which this Exhibit A is attached shall have the same meaning in this Exhibit A. The following defined terms, wherever used in this Exhibit, shall have the meanings described below:

1.1 "Deed" means the Deed With Reservation of Net Smelter Returns Royalty to which this Exhibit is attached.

1.2 "Gold Production" means the quantity of refined gold outturned to Payor's account by an independent third party refinery for gold produced from the Property during the calendar month on either a provisional or final settlement basis.

1.3 "Gross Value" shall be determined on a calendar month basis and have the following meanings with respect to the following Minerals:

1.3.1 Gold

(a) If Payor sells unprocessed gold ores, or gold dore or gold concentrates produced from Minerals, then Gross Value shall be equal to the proceeds received by Payor during the calendar month from such sales. Payor shall have the right to sell such unprocessed gold ores, gold dore and gold concentrates to an affiliated party, except that such sales shall be considered, solely for the purpose of determining Gross Value, to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

(b) If Payor produces refined gold (meeting the specifications of the London Bullion Market Association) from Minerals, and if Section 1.3.1(a) above is not applicable, then for purposes of determining Gross Value, the refined gold shall be deemed to have been sold at the Monthly Average Gold Price for the month in which it was refined. The Gross Value shall be determined by multiplying Gold Production during the calendar month by the Monthly Average Gold Price.

1.3.2 Silver.

(a) If Payor sells unprocessed silver ores, or silver dore or silver concentrates produced from Minerals, then Gross Value shall be equal to the proceeds received by Payor during the calendar month from such sales. Payor shall have the right to sell such unprocessed silver ores, silver dore and silver concentrates to an affiliated party, provided that such sales shall be considered, solely for the purpose of determining Gross Value, to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

(b) If Payor produces refined silver (meeting the specifications for refined silver subject to the New York Silver Price published by Handy & Harmon) from Minerals, and if Section 1.3.2(a) above is not applicable, the refined silver shall be deemed to have been sold at the Monthly Average Silver Price for the month in which it was refined. The Gross Value shall be determined by multiplying Silver Production during the calendar month by the Monthly Average Silver Price.

1.3.3 All Other Minerals.

(a) If Payor sells unprocessed ores, dore or concentrates of any Minerals other than gold or silver, then the Gross Value shall be equal to the amount of proceeds received by Payor during the calendar month from such sales. Payor shall have the right to sell such unprocessed ores, dore or concentrates to an affiliated party, provided that such sales shall be considered, solely for the purpose of determining Gross Value, to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

(b) If Payor produces refined or processed metals from Minerals other than refined gold or refined silver, and if Section 1.3.3(a) above is not applicable, then Gross Value shall be equal to the amount of the proceeds received by Payor during the calendar month from the sale of such refined or processed metals. Payor shall have the right to sell such refined or processed metals to an affiliated party, provided that such sales shall be considered, solely for purposes of determining Gross Value, to have been sold at prices and on terms no less favorable than those that would be obtained from an unaffiliated third party in similar quantities and under similar circumstances.

1.4 "Monthly Average Gold Price" means the average London Bullion Market Association Afternoon Gold Fix, calculated by dividing the sum of all such prices reported for the calendar month by the number of days for which such prices were reported during that month. If the London Bullion Market Association Afternoon Gold Fix ceases to be published, all such references shall be replaced with references to prices of gold for immediate sale in another established marked selected by Payor, as such prices are published in Metals Week magazine.

1.5 "Monthly Average Silver Price" means the average New York Silver Price as published daily by Handy & Harmon, calculated by dividing the sum of all such prices reported for the calendar month by the number of days in such calendar month for which such prices were reported. If the Handy & Harmon quotations cease to be published, all such references shall be replaced with references to prices of silver for immediate sale in another established market selected by Payor as published in Metals Week magazine.

1.6 "Net Smelter Returns" means the Gross Value of all Minerals, less all costs, charges and expenses paid or incurred by Payor with respect to the transportation, processing, treatment and upgrading of such Minerals, including without limitation:

1.6.1 Charges for treatment in the smelting and refining processes (including handling, processing, interest and provisional settlement fees, sampling, assaying and representation costs; penalties and other processor deductions); and

1.6.2 Actual costs of transportation (including freight, insurance, security, transaction taxes, handling, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Minerals to the place of treatment, including any costs incurred by Payor for transportation of such Minerals from the Property to the place of sale.

1.7 "Payor" means Golden Trend Resources Inc., a Nevada corporation, and its successors and assigns.

1.8 "Recipient" means the party to whom the Net Smelter Returns production royalty is payable.

1.9 "Silver Production" means the quantity of refined silver outturned to Payor's account by an independent third-party refinery for silver produced from the Property during the calendar month on either a provisional or final settlement basis.

2. Payment Procedures.

2.1 Accrual of Obligation. Payor's obligation to pay the Net Smelter Returns royalty shall accrue upon the sale of unrefined metals, dore, concentrates, ores or other Minerals products or, if refined metals are produced, upon the outturn of refined metals meeting the requirements of the specified published price to Payor's account.

2.2 Futures or Forward Sales, Etc.. Except as provided in Sections 1. 3. 1 (a), 1. 3.2(a) and 1.3.3 above (with respect to sales of unprocessed gold and silver and sales of Minerals other than gold and silver), Gross Value shall be determined irrespective of any actual arrangements for the sale or other disposition of Minerals by Payor, specifically including but not limited to forward sales, futures trading or commodities options trading, and any other price hedging, price protection, and speculative arrangements that may involve the possible delivery of gold, silver or other metals produced from Minerals.

2.3 Sampling and Commingling. All Minerals for which a Net Smelter returns royalty is payable shall be measured, sampled and analyzed in accordance with sound mining and metallurgical practices. After such measurement, Payor may mix or commingle Minerals with ores from properties other than the Property.

2.4 Monthly Calculations and Payments. Net Smelter Returns royalties shall be determined on a calendar month basis. Net Smelter Return royalties shall be paid on or before the last business day of the calendar month immediately following the last day of the calendar month in which same accrued.

2.5 Statements. At the time of payment of the Net Smelter Returns royalty, Payor shall accompany such payment with a statement showing in reasonable detail the quantities and grades of refined gold, silver or other metals or dore, concentrates or ores produced and sold or deemed sold by Payor in the preceding calendar month; the Monthly Average Gold Price and Monthly Average Silver Price, as applicable; costs and other deductions, and other pertinent information in reasonable detail to explain the calculation of the Net Smelter Returns royalty payment with respect to such calendar month. Payment shall be made to the address provided in the Deed to which this Exhibit is attached for purposes of notices.

2.6 Inventories and Stockpiles. Payor shall include in all monthly statements a description of the quantity and quality of any gold or silver dore that has been retained as inventory for more than ninety (90) days. Recipient shall have thirty (30) calendar days after receipt of the statement to either (a) elect that the dore be deemed sold, with Gross Value to be determined as provided in Sections 1.3.1 (b), with respect to gold, and 1.3.2(b), with respect to silver, as of such thirtieth (30th) day utilizing the mine weights and assays for such dore and utilizing a reasonable recovery rate for refined metal and reasonable deemed charges for all deductions specified in Section 1.6 above, or (b) elect to wait until such time as royalties otherwise would become payable pursuant to Sections 1. 3. 1 (b) and 1. 3.2(b). The failure of Recipient to respond within such time shall be deemed to be an election to use the methods described in Sections 1.3. 1 (b) and 1.3.2(b). No Net Smelter Returns royalty shall be due with respect to Stockpiles of ores or concentrates unless and until such ores or concentrates are actually sold.

2.7 Final Settlement. All Net Smelter Returns royalty payments shall be considered final and in full satisfaction of Payor's obligations, unless Recipient gives Payor written notice describing a specific objection to the calculation within one year after receipt by Recipient of the monthly statement provided for in 2.5. Recipient shall have the right to audit Payor's records as provided in the Deed. If such audit determines that there has been a deficiency or an excess in the payment made to Recipient, such deficiency or excess shall be resolved by adjusting the next monthly Net Smelter Returns royalty payment due Recipient. Recipient shall pay all costs of such audit unless a deficiency of five percent (5%) or more of the Net Smelter Returns royalty due for the calendar month in question is determined to exist. Payor shall pay the costs of such audit if a deficiency of five percent (5%) or more of the amount due for the calendar month in question is determined to exist. All books and records used by Payor to calculate the Net Smelter Returns royalties due shall be kept in accordance with generally accepted accounting principles.

2.8 Owner's Transfer or Encumbrance of Royalty. Recipient may transfer, pledge, mortgage, charge or otherwise encumber all or any part of its right, title and interest in and to the Net Smelter Returns royalty, except that Payor shall be under no obligation to make its payments to such assignee, transferee, pledgee or other third party until Payor's receipt of written notice concerning the assignment, transfer or pledge.

Mining Claim Purchase Option Agreement Escrow Instructions

To: Thomas P. Erwin, Erwin & Thompson LLP, One E. Liberty Street, Suite 424, Reno, Nevada 89501

These Escrow Instructions ("Instructions") are given by Rubicon Resources Inc., Nevada corporation ("Rubicon"), J-Pacific Gold Inc., formerly known as Claimstaker Resources Ltd., a British Columbia corporation ("Claimstaker"), and Golden Trend Resources Inc., a Nevada corporation ("Golden Trend"), in accordance with the Mining Claim Purchase Option Agreement (the "Agreement") and the Deed With Reservation of Net Smelter Returns Royalty among Rubicon, Claimstaker and Golden Trend.

You are advised that in accordance with the terms of the Agreement and the Deed With Reservation of Net Smelter Returns Royalty, the parties have agreed that Claimstaker and Golden Trend shall execute a Deed of Unpatented Mining Claims (the "Reconveyance Deed") to be deposited with you and to be delivered in accordance with the instructions of Sections 8 and 9 of the Agreement. In connection with the Agreement, we enclose the executed original of the Reconveyance Deed.

You are authorized and directed to hold in escrow each of the enclosed executed original documents in accordance with the terms of the Agreement and these instructions.

A. Surrender of Property or Termination of Interest.

If Claimstaker or Golden Trend, as applicable, elects to surrender the Property, on delivery to you from Claimstaker or Golden Trend, as applicable, of written notice from Claimstaker or Golden Trend, as applicable, of such surrender, you shall enter the date of surrender on and deliver to Rubicon, at Rubicon's address described below, the Reconveyance Deed. If Claimstaker or Golden Trend, as applicable, defaults in its obligations under the Agreement or the Deed With Reservation of Net Smelter Returns Royalty executed by the parties and the interest of Claimstaker or Golden Trend, as applicable, is terminated in accordance with the terms of the Deed With Reservation of Net Smelter Returns Royalty, on delivery to you from Rubicon of written notice that the Deed With Reservation of Net Smelter Returns Royalty has been terminated in accordance with its terms and proof of Rubicon's delivery and receipt by Claimstaker or Golden Trend, as applicable, of the notice of default and termination in accordance with the terms of the Deed With Reservation of Net Smelter Returns Royalty, you shall not act on such written notice until ten (10) business days following your receipt of such written notice. If after the expiration of the ten (10) day period following your receipt of the written notice you have not received from Claimstaker or Golden Trend, as applicable, a written objection to the notice of termination, or in the case of a default by Golden Trend to timely pay the federal annual mining claim maintenance fees and record proof of such payment and a notice of intent to hold, you have not received from Golden Trend proof certified by an authorized officer of the United States Bureau of Land Management that Golden Trend timely paid the federal annual mining claim maintenance fees for the mining claims subject to the Deed you shall enter the date of termination on and deliver the enclosed Reconveyance Deed to Rubicon, at Rubicon's address described below. Except in the case of Golden Trend's failure to timely pay the federal annual mining claim maintenance fees in accordance with the Deed, if within the ten (10) day period following your receipt of the written notice Claimstaker or Golden Trend, as applicable, delivers notice to you of its objection to Rubicon's written notice of termination, you shall hold all documents deposited in escrow until you receive further instructions executed by Rubicon and Claimstaker or Golden Trend, as applicable, for delivery of the documents or you are instructed to deliver the documents in accordance with an order entered by a court having jurisdiction of Rubicon, Claimstaker and Golden Trend.

B. Rights of Escrow Agent.

In consideration of your acting as Escrow Agent, as defined in the Agreement, Rubicon and Claimstaker agree that you shall in no case or event be liable for the failure of any of the conditions of this escrow or any damage caused by the exercise of your responsibilities, except your gross negligence or willful misconduct with respect to the escrow. Your responsibility is limited to the delivery of the documents received in the escrow without any warranty or guarantee of any nature in connection with such documents.

Rubicon and Claimstaker agree that if any dispute arises between Rubicon and Claimstaker or if any legal action or other proceeding is commenced by either of Rubicon or Claimstaker against the other, you shall not be required to decide or resolve such dispute, action or proceeding or to independently take any action in respect of the dispute, action or proceeding, and you shall not be required to deliver the Reconveyance Deed unless all of the parties instruct you in writing that you may deliver the Reconveyance Deed or you are instructed to do so in accordance with an order entered by a court having jurisdiction of Rubicon, Claimstaker and Golden Trend. In such event, you shall have the right to commence an action naming Rubicon, Claimstaker and Golden Trend as parties for the purpose of depositing the documents deposited in escrow. If any of Rubicon, Claimstaker or Golden Trend commences an action against the other and either party requests that you deliver to the court the documents deposited in escrow, you are authorized to deposit the documents in court. On your deposit in court of the documents held in escrow, your responsibilities under these Instructions shall terminate.

C. Substitution of Escrow Agent.

Thomas P. Erwin may resign as Escrow Agent by delivering written notice to Rubicon, Claimstaker and Golden Trend. Rubicon, Claimstaker and Golden Trend may substitute another person as Escrow Agent by delivering an executed amendment of these Instructions appointing the substitute Escrow Agent. Thomas P. Erwin shall deliver the documents deposited in escrow to the substituted Escrow Agent. If the parties are unable to agree to the appointment of a substitute Escrow Agent, the Escrow Agent shall be Flowers Escrow Company, 885 Tyler Way, Sparks, Nevada 8943 1.

D. Acknowledgment of Representation.

Rubicon, Claimstaker and Golden Trend acknowledge that Thomas P. Erwin is a member of the firm of Erwin & Thompson LLP, counsel for Claimstaker and Golden Trend. The parties acknowledge that Thomas P. Erwin is acting as escrow agent as an accommodation to the parties, and that by undertaking to act as Escrow Agent Thomas P. Erwin shall not be deemed to be counsel for or the agent (except Escrow Agent under these Instructions) or representative of Rubicon. Thomas P. Erwin's agreement to act as Escrow Agent shall not be asserted as nor constitute grounds for disqualification of Thomas P. Erwin, or any law firm of which he is or may become a member, as counsel for Claimstaker and Golden Trend in any dispute, legal action or other proceeding between Rubicon and Claimstaker and Golden Trend.

E. Notices.

Any notices required or authorized to be given by this Agreement shall be in written form. Any notices required or authorized to be given by this Agreement may be sent by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other parties in accordance with this paragraph. Any notice required or authorized to be given by this Agreement shall be deemed to have been sufficiently given or served in written form if mailed as provided herein, personally delivered to the proper party, or sent by telex, telegraph, telecopier or other means of electronic transmission, and actually received by such party. Such notice shall be effective on the date of receipt by the addressee party.

If to Rubicon: Rubicon Resources Inc. PO Box 4940 Sparks, Nevada 89432 If to Claimstaker or Golden Trend: J-Pacific Gold Inc. Golden Trend Resources Inc. Suite 1440 1166 Alberni Street Vancouver, BC, Canada WE 3Z3 If to Thomas P. Erwin: Erwin & Thompson LLP PO Box 40817 Reno, Nevada 89501

Mining Claim Purchase Option Agreement Escrow Instructions

To: Thomas P. Erwin, Erwin & Thompson LLP, One E. Liberty Street, Suite 424, Reno, Nevada 89501

These Escrow Instructions ("Instructions") are given by Rubicon Resources Inc., Nevada corporation ("Rubicon"), J-Pacific Gold Inc., formerly known as Claimstaker Resources Ltd., a British Columbia corporation ("Claimstaker"), and Golden Trend Resources Inc., a Nevada corporation ("Golden Trend"), in accordance with the Mining Claim Purchase Option Agreement (the "Agreement") and the Deed With Reservation of Net Smelter Returns Royalty among Rubicon, Claimstaker and Golden Trend.

You are advised that in accordance with the terms of the Agreement and the Deed With Reservation of Net Smelter Returns Royalty, the parties have agreed that Claimstaker and Golden Trend shall execute a Deed of Unpatented Mining Claims (the "Reconveyance Deed") to be deposited with you and to be delivered in accordance with the instructions of Sections 8 and 9 of the Agreement. In connection with the Agreement, we enclose the executed original of the Reconveyance Deed.

You are authorized and directed to hold in escrow each of the enclosed executed original documents in accordance with the terms of the Agreement and these instructions.

A. Surrender of Property or Termination of Interest.

If Claimstaker or Golden Trend, as applicable, elects to surrender the Property, on delivery to you from Claimstaker or Golden Trend, as applicable, of written notice from Claimstaker or Golden Trend, as applicable, of such surrender, you shall enter the date of surrender on and deliver to Rubicon, at Rubicon's address described below, the Reconveyance Deed. If Claimstaker or Golden Trend, as applicable, defaults in its obligations under the Agreement or the Deed With Reservation of Net Smelter Returns Royalty executed by the parties and the interest of Claimstaker or Golden Trend, as applicable, is terminated in accordance with the terms of the Deed With Reservation of Net Smelter Returns Royalty, on delivery to you from Rubicon of written notice that the Deed With Reservation of Net Smelter Returns Royalty has been terminated in accordance with its terms and proof of Rubicon's delivery and receipt by Claimstaker or Golden Trend, as applicable, of the notice of default and-termination in accordance with the terms of the Deed With Reservation of Net Smelter Returns Royalty, you shall not act on such written notice until ten (10) business days following your receipt of such written notice. If after the expiration of the ten (10) day period following your receipt of the written notice you have not received from Claimstaker or Golden Trend, as applicable, a written objection to the notice of termination, or in the case of a default by Golden Trend to timely pay the federal annual mining claim maintenance fees and record proof of such payment and a notice of intent to hold, you have not received from Golden Trend proof certified by an authorized officer of the United States Bureau of Land Management that Golden Trend timely paid the federal annual mining claim maintenance fees for the mining claims subject to the Deed, you shall enter the date of termination on and deliver the enclosed Reconveyance Deed to Rubicon, at Rubicon's address described below. Except in the case of Golden Trend's failure to timely pay the federal annual mining claim maintenance fees in accordance with the Deed, if within the ten (10) day period following your receipt of the written notice Claimstaker or Golden Trend, as applicable, delivers notice to you of its objection to Rubicon's written notice of termination, you shall hold all documents deposited in escrow until you receive further instructions executed by Rubicon and Claimstaker or Golden Trend, as applicable, for delivery of the documents or you are instructed to deliver the documents in accordance with an order entered by a court having jurisdiction of Rubicon, Claimstaker and Golden Trend.

B. Rights of Escrow Agent.

In consideration of your acting as Escrow Agent, as defined in the Agreement, Rubicon and Claimstaker agree that you shall in no case or event be liable for the failure of any of the conditions of this escrow or any damage caused by the exercise of your responsibilities, except your gross negligence or willful misconduct with respect to the escrow. Your responsibility is limited to the delivery of the documents received in the escrow without any warranty or guarantee of any nature in connection with such documents.

Rubicon and Claimstaker agree that if any dispute arises between Rubicon and Claimstaker or if any legal action or other proceeding is commenced by either of Rubicon or Claimstaker against the other, you shall not be required to decide or resolve such dispute, action or proceeding or to independently take any action in respect of the dispute, action or proceeding, and you shall not be required to deliver the Reconveyance Deed unless all of the parties instruct you in writing that you may deliver the Reconveyance Deed or you are instructed to do so in accordance with an order entered by a court having jurisdiction of Rubicon, Claimstaker and Golden Trend. In such event, you shall have the right to commence an action naming Rubicon, Claimstaker and Golden Trend as parties for the purpose of depositing the documents deposited in escrow. If any of Rubicon, Claimstaker or Golden Trend commences an action against the other and either party requests that you deliver to the court the documents deposited in escrow, you are authorized to deposit the documents in court. On your deposit in court of the documents held in escrow, your responsibilities under these Instructions shall terminate.

C. Substitution of Escrow Agent.

Thomas P. Erwin may resign as Escrow Agent by delivering written notice to Rubicon, Claimstaker and Golden Trend. Rubicon, Claimstaker and Golden Trend may substitute another person as Escrow Agent by delivering an executed amendment of these Instructions appointing the substitute Escrow Agent. Thomas P. Erwin shall deliver the documents deposited in escrow to the substituted Escrow Agent. If the parties are unable to agree to the appointment of a substitute Escrow Agent, the Escrow Agent shall be Flowers Escrow Company, 885 Tyler Way, Sparks, Nevada 8943 1.

D. Acknowledgment of Representation.

Rubicon, Claimstaker and Golden Trend acknowledge that Thomas P. Erwin is a member of the firm of Erwin & Thompson LLP, counsel for Claimstaker and Golden Trend. The parties acknowledge that Thomas P. Erwin is acting as escrow agent as an accommodation to the parties, and that by undertaking to act as Escrow Agent Thomas P. Erwin shall not be deemed to be counsel for or the agent (except Escrow Agent under these Instructions) or representative of Rubicon. Thomas P. Erwin's agreement to act as Escrow Agent shall not be asserted as nor constitute grounds for disqualification of Thomas P. Erwin, or any law firm of which he is or may become a member, as counsel for Claimstaker and Golden Trend in any dispute, legal action or other proceeding between Rubicon and Claimstaker and Golden Trend.

E. Notices.

Any notices required or authorized to be given by this Agreement shall be in written form. Any notices required or authorized to be given by this Agreement may be sent by registered or certified delivery, postage prepaid and return receipt requested, addressed to the proper party at the following address or such address as the party shall have designated to the other parties in accordance with this paragraph. Any notice required or authorized to be given by this Agreement shall be deemed to have been sufficiently given or served in written form if mailed as provided herein, personally delivered to the proper party, or sent by telex, telegraph, telecopier or other means of electronic transmission, and actually received by such party. Such notice shall be effective on the date of receipt by the addressee party.

If to Rubicon: Rubicon Resources Inc.
PO Box 4940
Sparks, Nevada 89432
If to Claimstaker or Golden Trend: J-Pacific Gold Inc.
Golden Trend Resources Inc.
Suite 1440 1166 Alberni Street
Vancouver, BC, Canada V6E 3Z3
If to Thomas P. Erwin: Erwin & Thompson LLP
PO Box 40817
Reno, Nevada 89501